Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-82666, No. 333-113058, No. 333-138038, No. 333-142073, No. 333-142075, No. 333-147113) and Form S-8 (No. 333-122657) of Hersha Hospitality Trust and subsidiaries of our report dated March 8, 2007 relating to the financial statements of Mystic Partners, LLC which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Hartford, CT
March 11, 2008